Exhibit 99.2
TOTALCAT GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2007 and June 30, 2006

	June 30,	June 30,
	2007	2006

	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$280,499	$76,430
Trade receivables, net	3,405,233	3,299,699
Inventories	3,809,981	1,372,024
Prepaid expenses and other	544,384	485,792
Deferred income taxes	474,000	—

Total Current Assets	8,514,097	5,233,945

Property and Equipment, net	859,069	159,881

Other Assets, net	10,348	9,970

Total Assets	$9,383,514	$5,403,796

Current Liabilities
Short-term debt	$2,950,000	$—
Short-term debt — due related parties	—	2,174,104
Current maturities of other long-term debt	3,174	—
Accounts payable	976,505	265,043
Accrued expenses	872,759	141,196
Customer advances	1,750,000	1,050,000

Total Current Liabilities	6,552,438	3,630,343

Long-Term Liabilities
Long-term debt, less current maturities	14,865	—
Notes payable — related parties	—	1,600,000

Total Long-Term Liabilities	14,865	1,600,000

Total Liabilities	6,567,303	5,230,343

Minority interest	(6,692)	—

Stockholders’ Equity
Capital Stock
Common	85	—
Members’ Equity	—	173,453
Additional paid-in capital	3,707,216	—
Retained earnings	(884,398)	—

	2,822,903	173,453

Total Liabilities and Stockholders’ Equity	$9,383,514	$5,403,796

See notes to condensed consolidated financial statements.

TOTALCAT GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Six Months Ended June 30, 2007 and 2006

	Six months ended
	June 30,	June 30,
	2007	2006
	(Unaudited)
Revenue	$20,544,267	$13,370,179

Costs and expenses
Operating expenses	18,433,870	10,719,641
Selling, general, and administrative expenses	1,811,935	762,619
Depreciation and amortization	61,201	14,833

	20,307,006	11,497,093

Operating income	237,261	1,873,086
Financial and other income (expense)
Interest expense	(395,882)	(54,311)
Other	4,088	89

	(391,794)	(54,222)

Income (Loss) from continuing operations before income taxes and minority interest	(154,533)	1,818,864
Provision (benefit) for federal and state income taxes	68,296	—

Income (Loss) from continuing operations before minority interest	(222,829)	1,818,864
Minority interest	(15,390)	—

Net Income (Loss)	$(238,219)	$1,818,864

See notes to condensed consolidated financial statements.

TOTALCAT GROUP, INC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2007 and 2006

	2007	2006
	(Unaudited)
Cash Flows from Operating Activities
Net income (loss)	$(238,219)	$1,818,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,201	14,833
Amortization of notes payable discounts
Deferred income taxes	16,000	—
Provision for doubtful accounts receivable	25,000	—
Minority interest in loss of consolidated subsidiary	15,390	—
Change in assets and liabilities, net of acquisitions:
(Increase) decrease in:
Trade receivables	(1,258,803)	(2,036,263)
Inventories	(2,084,298)	(417,003)
Prepaid expenses and other	200,364	(465,114)
Increase (decrease) in:
Accounts payable, accrued expenses, and income taxes payable	268,549	(45,976)
Customer deposits	1,250,000	555,000

Net cash used in operating activities	(1,744,816)	(575,659)

Cash Flows from Investing Activities
Purchase of property and equipment	(278,235)	(100,995)

Net used in investing activities	(278,235)	(100,995)

Cash Flows from Financing Activities
Sale of common stock	3,304,142	—
Net borrowings (payments) under revolving lines-of-credit	(50,000)	—
Proceeds of notes, related parties	—	950,000
Proceeds from other borrowings	14,865	—
Member distributions	—	(213,957)
Repayments on notes payable to related parties	(2,783,878)	—

Net cash provided by financing activities	485,129	736,043

Net (decrease) increase in cash and cash equivalents	(1,537,922)	59,389
Cash and cash equivalents:
Beginning	1,818,421	17,041

Ending	$280,499	$76,430

See notes to condensed consolidated financial statements.

TOTALCAT GROUP, INC, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1 — General
Business
     TotalCat Group, Inc. (the “Company”) recycles scrap catalytic devices and manufactures new catalytic devices for certain specialty emissions control markets. These activities are conducted by three operating divisions: HyperCat Catalyst Products (“HyperCat”), Federal AutoCat (“AutoCat”), Recycalytics; and a subsidiary Advances Nano-Catalyst Materials LLC, (“JV”). The Company headquarters is located in Newark, New Jersey.
     The HyperCat division and JV subsidiary manufacture innovative products for emerging segments of the catalytic device market. HyperCat serves as the manager of the JV and in this capacity has constructed, set-up and supervises the JV manufacturing facility. Through the JV, HyperCat has exclusive rights to proprietary technology to manufacture highly effective, cost-efficient emission controls catalysts.
     The AutoCat division recovers the Platinum Group Metals (PGMs) from scrap ceramic substrate automobile catalytic converters. Recatalytics recovers the PGMs from scrap metal substrate automotive and other industrial and stationery catalytic devices. PGMs include precious metals, Platinum, Palladium and Rodium.
     The contents of the recycled ceramic and metal substrate catalytic converters are coated with recoverable PGMs, which the Company batches in lots to be shipped to third party smelters for PGM recovery.
Basis of Presentation
     The consolidated financial statements for the period ended June 30, 2007, include the accounts of TotalCat Group, Inc., its wholly owned subsidiaries Federal AutoCat, HyperCat Coating, LLC and a 49% controlling ownership interest in Advanced Nano-Catalyst Materials, LLC, a joint venture. All inter-company balances and transactions have been eliminated in consolidation.
     The consolidated financial statements for the period ended June 30, 2006 include the accounts of Federal AutoCat Recycling, LLC and its wholly owned subsidiary, HyperCat Coating, LLC. All inter-company balances and transactions have been eliminated in consolidation.
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
     Certain information related to the Company’s organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited consolidated financial statements reflect, in the opinion of management, all material adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and the income statement for the periods presented.
     Operating results for the interim periods are not necessarily indicative of the results that can be expected for a full year. These interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2006, included in this filing.
Note 2 — Short and Long-Term Debt
     During January 2007, $1,287,000 of unsecured demand notes were repaid to related parties (officers, shareholders and other related parties). In February 2007, $1,500,000 of a secured note from a related party was repaid in full. As of June 30, 2007 all outstanding balances to these related parties have been repaid.
Note 3 — Capital Stock
     On March 1, 2007, the Company issued 70,243 common shares at $46.98 per share to officers, shareholders and other outside parties.
Note 4 — Restructuring
     On July 1, 2006, the Company was reorganized. Each of the members of Federal AutoCat Recycling, LLC, contributed their interests in Autocat to TotalCat Group, Inc., a Delaware corporation , in exchange for the issuance of 78,100 common shares. Additionally AutoCat, assigned its 100% interest in Hypercat Coating, LLc to TotalCat Group, Inc. As a result, TotalCat Group, Inc. became the sole member of both Federal AutoCat Recycling, LLC and HyperCat Coating, LLC on July 1, 2006.
     TotalCat Group, Inc. through its HyperCat subsidiary entered into a joint venture arrangement, effective August 1, 2006 with Nanostellar, Inc. for the manufacture, sale and purchase of certain Nanostellar Catalyst Materials (“NCMs”).

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